                  KNOW ALL MEN BY THESE  PRESENTS,  that the  undersigned  constitutes  and appoints Robert G. Zack and  Katherine  P. Feld his true and lawful  attorneys-in-fact  and  agents,  and each of them,  with full power of substitution and  resubstitution,  for him in his capacity as an Officer and Director of Oppeneheimer  Main Street(R)
Small Cap Fund,  Inc.  (the  "Fund"),  to sign on his behalf any and all  Registration  Statements  (including  any post-effective  amendments to  Registration  Statements)  under the Securities Act of 1933, the Investment  Company
Act of 1940 and any amendments and supplements thereto, and other documents in connection  thereunder,  and to file the same,  with all exhibits  thereto,  and other  documents  in  connection  therewith,  with the  Securities  and
Exchange Commission,  granting unto said  attorneys-in-fact  and agents, and each of them, full power and authority to do and perform each and every act and thing  requisite and  necessary to be done in and about the  premises,  as fully as to all intents and purposes as he might or could do in person,  hereby  ratifying and  confirming all that said attorneys-in-fact and agents, and each of them, may lawfully do or cause to be done by virtue hereof.

Dated:   June 1, 2002

/s/ Robert J. Malone

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Robert J. Malone